UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2010

Motorola, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road
Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Motorola, Inc. (the “Company”) held its annual meeting of stockholders on May 3, 2010, and the following matters were voted on at that meeting:

1.      The election of the following directors, who will serve until their respective successors are elected and qualified or until their earlier death or resignation:

Director	For	Against	Abstain	Broker non-votes
Gregory Q. Brown	1,400,816,344	300,974,195	2,503,048	239,962,672
David W. Dorman	1,379,063,495	322,501,332	2,728,760	239,962,672
William R. Hambrecht	1,147,993,631	543,888,204	12,411,752	239,962,672
Sanjay K. Jha	1,404,809,277	297,070,051	2,414,259	239,962,672
Keith A. Meister	1,384,505,154	317,250,350	2,538,083	239,962,672
Thomas J. Meredith	1,263,521,430	438,414,292	2,357,865	239,962,672
Samuel C. Scott III	1,158,905,748	532,965,897	12,421,942	239,962,672
James R. Stengel	1,161,307,608	530,699,345	12,286,634	239,962,672
Anthony J. Vinciquerra	1,401,489,161	300,168,131	2,636,295	239,962,672
Douglas A. Warner III	1,378,191,808	323,454,712	2,647,067	239,962,672
John A. White	1,376,349,044	325,479,264	2,465,279	239,962,672

2. A non-binding advisory vote on the Company’s overall executive compensation policies and procedures was defeated by the following vote: For, 887,793,923; Against, 855,021,547; Abstain, 201,440,789; Broker Non-Vote, -0-.

3. The ratification of the appointment of the independent registered public accounting firm KPMG, LLP was approved by the following vote: For, 1,904,764,495; Against, 35,372,718; Abstain, 4,119,046; Broker Non-Vote, -0-.

4. A shareholder proposal re: human rights policy was defeated by the following vote: For, 165,246,066; Against, 1,232,573,701; Abstain, 306,473,820; Broker Non-Vote, 239,962,672.

5. A shareholder proposal re: reincorporate in a shareowner-friendly state was defeated by the following vote: For, 568,709,275; Against, 1,129,594,813; Abstain, 5,989,499; Broker Non-Vote, 239,962,672.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA, INC.
(Registrant)
	By:	/s/ Carol H. Forsyte
Name: Carol H. Forsyte
Title: Corporate Vice President, Law, Securities
Law Department
Dated: May 5, 2010